EXHIBIT 10.OO

                          GFC FINANCIAL CORPORATION

                     DIRECTOR'S RETIREMENT BENEFIT PLAN



The  Board  of Directors  of  GFC  Financial Corporation  ("Board"),  having determined  that it is  in the  best interest  of GFC  Financial Corporation

("Company") to provide  retirement benefits to certain Directors pursuant to an  unfunded plan, adopted, effective  February 26, 1993,  the GFC Financial

Corporation Directors' Retirement Benefit Plan ("Plan") set forth herein.



1.   Eligibility:   Any Director who is not now or has not been  an employee

of the  Company or  any subsidiary thereof  and who, on  or after  March 18,

1992, voluntarily  or involuntarily ceases to  be a member of  the Board for any reason shall be entitled to receive Annual Retirement Compensation for a period equal  to the lesser  of his  or her  life or full  Years of  Service

("Service  Period")  commencing  after  such  retirement,  as  described  in paragraph 2  and subject to the  terms and conditions of  the Plan; provided that such Director  does not serve as a Director,  employee or consultant of any business which is competitive in a substantial way with  any business of the  Company  or  its subsidiaries  without  the  prior  written consent  or approval thereof  by the Board and  shall make himself  or herself available

for  consultation  at reasonable  times and  places.   No  Annual Retirement

Compensation is payable  under the  Plan to an  otherwise eligible  Director unless (i) such Director is  at least age 62 upon his or her retirement from the  Board, and  (ii) such  Director has  at least  five (5)  full Years  of

Service.   For the  purposes of  the Plan,  a "Year of  Service" equals  the initial full twelve (12) month period of the Director's service on the Board commencing  on the first day of the  month coinciding with or next following the later of  March 18, 1992 or the  date the Director commenced his  or her service on the Board and each full twelve (12) month period thereafter.



2.   Annual Retirement  Compensation:   The amount  of a  retired Director's

Annual  Retirement Compensation shall be equal to one hundred percent (100%)

of the time  of the annual retainer payable to active  Directors at the time

the Director retires.   A retired Director's Annual  Retirement Compensation

will be paid  in quarterly installments, in  an amount equal to  one-quarter

(1/4) of his or  her Annual Retirement Compensation on the first day of each calendar  quarter beginning  with  the first  day  of the  calendar  quarter coinciding with or  next following the  date of his  or her retirement as  a

Director and ending on the earlier of (i) the  first day of the last quarter of Service  Period defined  in paragraph  1, or  (ii) the  first day of  the calendar quarter coinciding with or next preceding his or her date of death.



3.   Amendment:    The Board or  the Executive Committee of  the Board shall

have the authority  in its sole  and exclusive discretion  to interpret  and modify  or amend the Plan; provided that  no such amendment shall reduce any benefit  which has  vested  hereunder without  the  written consent  of  the affected Directors.



4.   Chance  of Control;  Lump Sum  Payment:   In the  event of a  Change of

Control of  the  Company  (as defined  below)  the Company  shall  pay  each

Director who would otherwise be eligible for benefits under the  Plan (as if he or she was  at least 62 years of age and then  retired with at least five

(5) or  more years of service) and each  retired Director a lump sum payment which is  equal to the  present value  of said Directors  remaining benefits which  will  constitute  full  satisfaction  of  the  Company's  obligations

hereunder.   Such  present value  shall be  determined using  age 62  if the

Director is less than age 62, the Director's actual years of service and the interest rate  published  by the  Pension Benefit  Guaranty Corporation  for

determining  lump  sum  pension  benefits  pursuant  to  Regulation  Section

2619.26(b)  (2) (iv)  to  Section 4062  of  the Employee  Retirement  Income

Security Act of 1974, as amended, on the date of the Change of Control.  For the purposes  hereof, a "Change  of Control" shall  be deemed to  have taken place if any person, including a "Group" as defined in Section 13 (d) (3) of the Securities  Exchange Act of 1934, becomes the beneficial owner of shares of the Company  having 25% or more of the total  number of votes that may be cast  by  holders of  common  stock upon  any  corporate action  proposed to shareholders  for  approval or  adoption of  (ii) as  the  result of,  or in connection with, any  cash tender  or securities exchange  offer, merger  or other business combination,  a sale of assets or  contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before said transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor corporation."



5.   Miscellaneous:   By accepting  any payment  provided  for hereunder,  a

Director or retired Director shall be deemed to have assented to all  of the term and conditions of the Plan and to be bound thereby.  The  provisions of the  Plan shall  be binding  on the  Company and  its successors  by merger,

consolidation, purchase of assets or any other form of succession.